UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 30, 2020
(Date of earliest event reported)

BLOOM ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)
001‑38598
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	77‑0565408 (I.R.S. Employer Identification Number)
4353 North First Street, San Jose, California (Address of principal executive offices)	95134 (Zip Code)
408 543‑1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value	“BE”	New York Stock Exchange

(1) Our Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Senior Secured Notes Private Placement Note Purchase Agreement
On March 30, 2020, Bloom Energy Corporation (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with certain investors pursuant to which such investors have agreed to purchase, and the Company has agreed to issue, $70.0 million of 10.25% Senior Secured Notes due 2027 (the “Senior Secured Notes”) in a private placement (the “Senior Secured Notes Private Placement”). The Senior Secured Notes will be governed by an indenture (the “Senior Secured Notes Indenture”) to be entered into among the Company, the guarantors party thereto and U.S. Bank National Association, in its capacity as trustee and collateral agent. The Senior Secured Notes Indenture contains an accordion feature allowing for an additional $80.0 million of Senior Secured Notes to be issued over the next eighteen months.
Pursuant to the Note Purchase Agreement, the issuance of the Senior Secured Notes and related funding is expected to be consummated no later than May 29, 2020, and is conditioned upon the satisfaction of certain closing conditions set forth in the Note Purchase Agreement, including the release of certain collateral by the 6% Convertible Noteholders, a satisfactory rating by a rating agency and receipt by the Purchasers of customary certificates, legal opinions and other documents. The Note Purchase Agreement contains customary representations, warranties and covenants of the parties.
Interest on the Notes will be payable on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2020. The Indenture will contain customary events of default and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments. On or after March 27, 2022, the Company may redeem all of the Notes at a price equal to 108.00% of the principal amount of the Notes plus accrued and unpaid interest, with such optional redemption prices decreasing to 104.00% on and after March 27, 2023, 102.00% on and after March 27, 2024 and 100.00% on and after March 27, 2026. Before March 27, 2022, the Company may redeem the Notes upon repayment of a make-whole premium. If the Company experiences a change of control, the Company must offer to purchase for cash all or any part of each holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
Amendment of Convertible Notes
Amendment Support Agreement
On March 31, 2020, the Company entered into an Amendment Support Agreement (the “Amendment Support Agreement”) with the beneficial owners (the “Noteholders”) of its outstanding 6.0% Convertible Notes due 2020 (the “Convertible Notes”) pursuant to which such Noteholders have agreed, to consent to, among other things, certain amendments to the indenture (the “Proposed Amendments”) dated as of December 15, 2015, as supplemental by the First Supplemental Indenture dated as of September 20, 2016, the Second Supplemental Indenture dated as of June 29, 2017 and the Third Supplemental Indenture dated as of January 18, 2018, each among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (as so supplemented, the “Original Indenture”), pursuant to which the Convertible Notes were issued.
The Proposed Amendments will, among other things:

•	Increase the interest rate of the Convertible Notes to 10% per annum, payable in cash,

•	Extend the maturity date of the Convertible Notes to December 1, 2021;

•
Amend the conversion price applicable to the Convertible Notes to $8.00, representing an initial conversion rate of 125.0000 shares of Class B Common Stock per $1,000 principal amount of Notes (subject to customary adjustments);

•
Add covenants relating to, among other things, the redemption of the Convertible Notes with the proceeds of certain transactions (including equity and debt financings or sales of intellectual property), repayment of outstanding indebtedness, liens on intellectual property and restricted payments and a provision requiring K.R. Sridhar to remain as CEO of the Company unless caused by illness, incapacity or death; and

•	Release certain collateral securing the Convertible Notes that will secure the Senior Secured Notes; specifically, certain operation and maintenance service contracts entered into by the Company.
The Amendment Support Agreement provides that the Company will repurchase or repay at least $70.0 million of Convertible Notes held by one of the investors party to the Amendment Support Agreement on or prior to September 1, 2020. It will be an event of default under the amended and restated indenture if such amount is not repaid on or prior to June 1, 2021. The $70.0 million repayment is expected to be made from the proceeds of the Senior Secured Notes.
Pursuant to the Amendment Support Agreement, the Proposed Amendments will be implemented by (i) amending and restating the Original Indenture (as so amended and restated, the “Amended and Restated Indenture”), (ii) amending and restating the Convertible Notes in the form to be attached to the Amended and Restated Indenture, and (iii) executing and delivering an amendment to the security agreement governing the collateral securing the Convertible Notes (the “Security Agreement Amendment” and together with the Amended and Restated Indenture and the Security Agreement Amendment, the “Amendment Documents”), and (iv) executing and delivering certain other documents, instruments, certificates and agreements in connection with and/or as required by the foregoing, in each case on or prior to April 20, 2020 and subject to the satisfaction of certain customary and other conditions set forth in the Amendment Support Agreement, including the payment of expenses and the delivery of customary certificates, legal opinions and other documents.
Pursuant to the Amendment Support Agreement, KR Sridhar, the Chief Executive Officer of the Company entered into a Support Agreement (the “Stockholder Support Agreement”) in which he has agreed to vote in favor of permitting the Company to settle all conversions of Convertible Notes in shares of the Company’s Class A Common Stock or Class B Common Stock, as applicable, in compliance with all applicable rules of the New York Stock Exchange.
Convertible Note Purchase Agreement
In connection with the execution and delivery of the Amendment Documents, on March 31, 2020, the Company entered into a convertible note purchase agreement (the “Convertible Note Purchase Agreement”) with Foris Ventures, LLC and New Enterprise Associates 10, Limited Partnership (together, the “Purchasers”), pursuant to which such Purchasers will be issued $30 million aggregate principal amount of additional Convertible Notes (the “Additional Convertible Notes”) under the Amended and Restated Indenture. The Purchases are affiliated entities and current shareholders or affiliated entities of current shareholder of the Company. The issuance of the Additional Convertible Notes is expected to occur substantially concurrently with the execution and delivery of the Amendment Documents. Payment of the $30 million purchase price of the Additional Convertible Notes was made on March 31, 2020.
Constellation Note Modification Agreement
In connection with the execution and delivery of the Amendment Documents, on March 31, 2020, the Company entered into an Amended and Restated Subordinated Secured Convertible Note Modification Agreement (the “Constellation Note Modification Agreement”) with Constellation NewEnergy, Inc. (“Constellation”) pursuant to which certain terms of the Company’s outstanding Amended and Restated Subordinated Secured Convertible Note issued to Constellation was modified to be no less favorable than certain corresponding terms of the Convertible Notes as amended by the Amended and Restated Indenture; specifically, to increase the interest rate to 10% per annum, payable in cash, extend the maturity date to December 1, 2021 and amend the conversion price to $8.00. If the Company fails to meet certain conditions under the Constellation Note Modification Agreement, the interest rate will be increased to 18% per annum.
Item 8.01 Other Events
On April 2, 2020, the Company issued a press release announcing its entry into the transactions described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 2, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION Date: April 2, 2020	By: /s/ Shawn Soderberg Shawn M. Soderberg EVP, General Counsel and Secretary